EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL IS SATISFACTORY TO THE COMPANY, THAT THE NOTE MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW.


                               10% Promissory Note

Amount: $500,000                                          Dated: January 6, 2003
                                                           San Diego, California

        nSTOR TECHNOLOGIES, INC. ("Company"), for value received, hereby promises to pay on March 6, 2003, 10:00 a.m., local time ("Maturity") to Bernard Marden or to his order or to such persons as he may designate from time to time ("Holder") in lawful money of the United States of America, upon the Holder's presentation and surrender of this 10 % Promissory Note ("Note") at the principal office of the Company: (i) the principal sum of Five Hundred Thousand Dollars ($500,000) and (ii) interest on the amount outstanding at the rate of ten percent (10 %) per annum.

        This Note evidences a commitment by the Holder to advance the sum of Five Hundred Thousand Dollars ($500,000) to the Company. It is expressly agreed that the Company may borrow this amount in two (2) installments. The first installment shall be in the amount of Three Hundred Thousand Dollars ($300,000) (the "First Installment"), which amount has been advanced by the Holder as of the date hereof. If requested by the Company, the second installment shall be in the amount of Two Hundred Thousand Dollars ($200,000) (the "Second Installment"). In consideration for advancing the First Installment, the Holder shall receive a warrant to purchase 60,000 shares of the Company's common stock, par value $.05 per share (the "Common Stock"), in the form attached hereto as Exhibit A. In the event the Company borrows the Second Installment from the Holder, the Holder shall receive a warrant to purchase an additional 40,000 shares of the Common Stock under the same terms and conditions as Exhibit A.

        This  Note  is  secured  by  shares  of  common   stock  of   Stonehouse
Technologies, Inc. pursuant to that certain Stock Pledge Agreement of even date herewith between the Company and the Holder.

        At the option of the Company, any payment by the Company required hereunder may be made by check mailed to the Holder at the last address for the Holder appearing on the records of the Company. This Note may be prepaid, in whole or part without penalty, at any time after the date hereof.

1. No Avoidance. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, nor shall the Holder, by any action, avoid or seek to avoid the performance of any of the provisions of this Note.

2. Application of Payments. All payments received shall be applied first to charges other than interest and principal, if any, owing hereunder, then to accrued interest then due, then to principal, except that, after the occurrence and during the continuation of an Event of Default pursuant to Section 4 of this Note, all amounts received shall be applied in such order as Holder, in its sole discretion, may elect.

3. No Waiver. The acceptance by Holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to require prompt payment when due of future or succeeding payments or to declare a default as herein provided for any failure to so pay. The acceptance by Holder of the payment of a portion of any installment at any time that such installment is due and payable in its entirety shall neither cure nor excuse the default caused by the failure to pay the whole of such installment and shall not constitute a waiver of Holder's right to require full payment when due of all future or succeeding installments.

4. Events of Default. In the event that the Company: (i) fails to make any payment of principal or interest hereunder when due and such default shall continue for thirty (30) days after written notice thereof has been delivered to the Company; (ii) files a petition or is subject to proceedings for protection under any bankruptcy, receivership, reorganization or insolvency laws; (iii) makes a general assignment of all or substantially all of its assets for the benefit of its creditors; (iv) has a trustee or receiver appointed for the Company, its assets or a substantial portion of its assets; (v) is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt; or (vi) fails to observe any of the covenants or agreements on the part of the Company contained in this Note continuing (without being waived or cured) for a period of thirty (30) days after receipt from Holder of written notice of such failure (unless the issue of whether such failure has been cured is being contested in good faith by the Company); then the Holder may, by written notice to the Company, declare the outstanding principal amount of this Note to be immediately due and payable, whereupon the outstanding principal amount hereof along with any accrued but unpaid interest shall become and be immediately due and payable without presentment, demand, protest or notice of any kind and the Holder shall have all rights and remedies provided under this Note and the Stock Pledge Agreement.

        In the event that the Company has not repaid this Note by Maturity, effective on the date of Maturity, it shall issue to Holder a warrant to purchase shares of the Common Stock (the "Warrant Shares"), under the same terms and conditions as Exhibit A. If Holder has not advanced the Second Installment, the number of Warrant Shares shall equal 15,000; if Holder has advanced the Second Installment, the number of Warrant Shares shall be 25,000. Commencing April 6, 2003 and on the sixth day each month thereafter, if the Company has still not repaid this Note, the Company shall issue to Holder an additional warrant to purchase Warrant Shares equal to 15,000 shares if the Second Installment has not been advanced or 25,000 shares if the Second Installment has been advanced, until this Note has been repaid in full.

5. Transferability. This Note has not been registered under the Securities Act of 1933, as amended (the "Act"), nor under any state securities law and may not be pledged, sold, assigned or transferred until a registration statement with respect thereto is effective under the Act and any applicable state securities law, or the Company receives an opinion of counsel to the Holder, which counsel is satisfactory to the Company, that the Note may be pledged, sold, assigned or transferred without an effective registration statement under the Act or applicable state securities law.

6.  Registration.

               a. The Holder, by his acceptance of this Note, acknowledges that he is aware that this Note has not been registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or other jurisdiction.

               b. The Holder warrants and represents to the Company that he has acquired this Note for investment and not with a view to, or for sale in connection with, any distribution of this Note or with any intention of distributing or selling this Note.

7. Severability. In case any provision of this Note is held invalid, illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8. Choice of Law; Venue and Jurisdiction; Legal Proceedings. This Note shall be governed by and construed in accordance with the laws of the State of Florida, without reference to choice of law principles, and the sole jurisdiction and venue for any claim, suit, or proceeding brought in connection with this Note shall be Palm Beach County, Florida. In any suit, action or proceeding arising out of or in connection with this Note, the prevailing party shall be entitled to an award of the reasonable attorneys' fees and disbursements incurred by such party in connection therewith.

9. Business Day. If any interest payment date or the Maturity date under this Note shall not be a business day in the State of California, payment may be made on the next succeeding day that is a business day in the State of California, and shall be deemed hereunder as made on such interest payment date or maturity date, notwithstanding any other provisions contained in this Note.

10. Notices. Unless otherwise provided herein, all demands, notices, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered in person or mailed first class, postage-paid, addressed (i) if to the Company, to the Company's business office in the State of California, and (ii) if to the Holder, at the last address for the Holder listed on the records of the Company.

11. Modification. This Note represents the entire understanding of the parties hereto relating to the subject matter hereof, and supersedes any and all other prior agreements between the parties. The terms and provisions of this Note cannot be modified or amended orally or by course of dealing or conduct, or in any other manner, except in a writing signed by the party against whom enforcement is sought.

12. Binding Effect. This Note shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns.

13. Compliance With Law. It is the responsibility of the Holder to ensure that all payments received by the Holder comply with all tax, securities and other applicable laws, rules, and regulations of all applicable authorities, and to provide the Company with any written consents or other documents necessary for compliance with such laws, rules and regulations.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed by its authorized officer and its corporate seal to be affixed hereto, as of this 6 day of January 2003.


                                            nSTOR TECHNOLOGIES, INC.,
                                            a Delaware corporation


                                            By:  /s/ Thomas L. Gruber
                                            Its: Executive Vice President, and
                                                 Chief Financial Officer